EXECUTION VERSION
Exhibit 10.5
PLEDGE AGREEMENT
     PLEDGE AGREEMENT, dated as of March 4, 2008, by and among Westmoreland Coal Company, a Delaware corporation (“Grantor” or “Borrower”); Westmoreland Resources, Inc. (“Guarantor”); and Tontine Capital Associates, L.P., a Delaware limited partnership, as Collateral Agent for Purchasers (as hereinafter defined) (together with its permitted successors in such capacity as the collateral agent, the “Collateral Agent”).
     Reference is hereby made to (i) that certain Senior Secured Convertible Note Purchase Agreement, dated as of March 4, 2008, by and among Grantor, Tontine Partners, L.P., a Delaware limited partnership, and Tontine Capital Partners, L.P., a Delaware limited partnership (each, “Purchaser” and collectively, “Purchasers”) and the Collateral Agent (the “Note Purchase Agreement”), (ii) that certain Security Agreement, dated as of March 4, 2008, by and among the Guarantor, Purchasers and the Collateral Agent (the “Security Agreement”) and (iii) that certain First Interstate Business Loan Agreement by and between Guarantor and First Interstate Bank dated October 29, 2007, as in effect as of the date hereof (the “First Interstate Loan Agreement” and together with all related documents and agreements thereunder, the “First Interstate Loan Documents”).
1.	GRANT OF SECURITY INTEREST. For valuable consideration, Grantor grants to the Collateral Agent a security interest in the Collateral to secure the Indebtedness and agrees that the Collateral Agent shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which the Collateral Agent may have by law.

2.	COLLATERAL DESCRIPTION. The word “Collateral” as used in this Agreement means Grantor’s present and future rights, title and interest in and to, any capital stock or ownership interests, however evidenced, in the Guarantor (including the shares specifically referenced below) (the “Stock”) together with any and all present and future additions thereto, substitutions therefore, and replacements thereof, together with any and all present and future certificates and/or instruments evidencing any Stock and further together with all Income and Proceeds as described herein:
10,000 Shares of WESTMORELAND RESOURCES, INC. Stock,
Stock Certificate Numbers I-1, II-4, III-4, III-5 and IV-3.
3.	CROSS-COLLATERALIZATION. In addition to the Note Purchase Agreement, the Notes, the Guaranty and the Security Agreement, this Agreement secures all obligations, debts and liabilities, plus interest thereon, of Grantor to the Collateral Agent, Purchasers, or any one or more of them, as well as all claims by Purchasers against Grantor under or in connection with the Note Purchase Agreement, the Notes and the other Transaction Documents, whether now existing or hereafter arising under or in connection with the Note Purchase

Agreement, the Notes or the other Transaction Documents, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Grantor or Guarantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise.
4.	BORROWER’S WAIVERS AND RESPONSIBILITIES. Except as otherwise required under this Agreement or by applicable law, (A) Borrower assumes the responsibility for being and keeping informed about the Collateral, and (B) Borrower waives any defenses that may arise because of any action or inaction of the Collateral Agent, including without limitation any failure of the Collateral Agent to realize upon the Collateral or any delay by the Collateral Agent in realizing upon the Collateral; and Borrower agrees to remain liable under the Notes no matter what action the Collateral Agent takes or fails to take under this Agreement.

5.	GRANTOR’S REPRESENTATIONS AND WARRANTIES. Grantor warrants that: (A) this Agreement is executed at its own request and not at the request of the Collateral Agent or any Purchaser; and (B) Grantor has the full right, power and authority to enter into this Agreement and to pledge the Collateral to the Collateral Agent.

6.	GRANTOR’S WAIVERS. Grantor waives all requirements of presentment, protest, demand, and notice of dishonor or non-payment to Grantor, or any other party to the Indebtedness or the Collateral.

7.	REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. Grantor represents and warrants to the Collateral Agent that:
a.	Ownership. Grantor is the lawful owner of the Collateral free and clear of all security interests, liens, encumbrances and claims of others except (i) those in favor of First Interstate Bank pursuant to the First Interstate Loan Documents, and (ii) as disclosed to and accepted by the Collateral Agent in writing prior to execution of this Agreement.

b.	Right to Pledge. Grantor has the full right, power and authority to enter into this Agreement and to pledge the Collateral.

c.	Authority; Binding Effect. Grantor has the full right, power and authority to enter into this Agreement and to grant a security interest in the Collateral to the Collateral Agent. This Agreement is binding upon Grantor as well as Grantor’s successors and assigns, and is legally enforceable in accordance with its terms. The foregoing representations and warranties, and all other representations and warranties contained in this Agreement are and shall be continuing in nature and shall remain in full force and effect until such time as this Agreement is terminated or cancelled as provided herein.
d.	No Further Assignment. Grantor has not, and shall not, sell, assign, transfer, encumber or otherwise dispose of any of Grantor’s rights in the Collateral except to First Interstate as provided in the First Interstate Loan Documents and as provided in this Agreement.

e.	No Defaults. There are no defaults existing under the Collateral, and there are no offsets or counterclaims to the same. Grantor will strictly and promptly perform each of the terms, conditions, covenants and agreements, if any, contained in the Collateral which are to be performed by Grantor.

f.	Financing Statements. Grantor authorizes the Collateral Agent to file a UCC financing statement, or alternatively, a copy of this Agreement to perfect the Collateral Agent’s security interest. At the Collateral Agent’s request, Grantor additionally agrees to sign all other documents that are necessary to perfect, protect, and continue the Collateral Agent’s security interest in the Property. Grantor will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless the Collateral Agent is required by law to pay such fees and costs. Grantor irrevocably appoints the Collateral Agent to execute documents necessary to transfer title if there is a default. The Collateral Agent may file a copy of this Agreement as a financing statement. If Grantor changes Grantor’s name or address, or the name or address of any person granting a security interest under this Agreement changes, Grantor will promptly notify the the Collateral Agent of such change.
8.	COLLATERAL AGENT’S RIGHTS AND OBLIGATIONS WITH RESPECT TO THE COLLATERAL. The Collateral Agent may hold the Collateral until all Indebtedness has been paid and satisfied. Thereafter the Collateral Agent may deliver the Collateral to Grantor or to any other owner of the Collateral. The Collateral Agent shall have the following rights in addition to all other rights the Collateral Agent may have by law:
a.	Maintenance and Protection of Collateral. The Collateral Agent may, but shall not be obligated to, take such steps as it deems necessary or desirable to protect, maintain, insure, store, or care for the Collateral, including paying of any liens or claims against the Collateral not otherwise permitted under this Agreement. This may include such things as hiring other people, such as attorneys, appraisers or other experts. The Collateral Agent may charge Grantor for any cost incurred in so doing.

b.	Income and Proceeds from the Collateral. The Collateral Agent may receive all Income and Proceeds and add it to the Collateral. Grantor

agrees to deliver to the Collateral Agent immediately upon receipt, in the exact form received and without commingling with other property, all Income and Proceeds from the Collateral which may be received by, paid, or delivered to Grantor or for Grantor’s account, whether as an addition to, in discharge of, in substitution of, or in exchange for any of the Collateral.
c.	Application of Cash. At the Collateral Agent’s option, the Collateral Agent may apply any cash, whether included in the Collateral or received as Income and Proceeds or through liquidation, sale, or retirement, of the Collateral, to the satisfaction of the Indebtedness or such portion thereof as the Collateral Agent shall choose, whether or not matured.

d.	Transactions with Others. The Collateral Agent may (1) extend time for payment or other performance, (2) grant a renewal or change in terms or conditions, or (3) compromise, compound or release any obligation, with any one or more Obligors, endorsers, or Guarantors of the Indebtedness as the Collateral Agent deems advisable, without obtaining the prior written consent of Grantor, and no such act or failure to act shall affect the Collateral Agent’s rights against Grantor or the Collateral.

e.	All Collateral Secures Indebtedness. All Collateral shall be security for the Indebtedness, where ever the Collateral may be located.

f.	Collection of Collateral. The Collateral Agent at the Collateral Agent’s option may, but need not, collect the Income and Proceeds directly from the Obligors. Grantor authorizes and directs the Obligors, if the Collateral Agent decides to collect the Income and Proceeds, to pay and deliver to the Collateral Agent all Income and Proceeds from the Collateral and to accept the Collateral Agent’s receipt for the payments.

g.	Power of Attorney. Grantor irrevocably appoints the Collateral Agent as Grantor’s attorney-in-fact, with full power of substitution, (a) to demand, collect, receive, receipt for, sue and recover all Income and Proceeds and other sums of money and other Property which may now or hereafter become due, owing or payable from the Obligors in accordance with the terms of the Collateral; (b) to execute, sign and endorse any and all instruments, receipts, checks, drafts and warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and in the place and stead of Grantor, execute and deliver Grantor’s release and acquittance for Grantor; (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in the Collateral Agent’s own name or in the name of Grantor, or otherwise, which in the discretion of the Collateral Agent may seem to be necessary or advisable; and (e) to execute in Grantor’s name and to deliver to the Obligors on Grantor’s behalf, at the time and in the manner specified by the Collateral, any necessary instruments or documents.

h.	Perfection of Security Interest. Upon the Collateral Agent’s request and subject to First Interstate Bank’s rights under the First Interstate Loan Documents, Grantor will deliver to the Collateral Agent any and all of the documents evidencing or constituting the Collateral. When applicable law provides more than one method of perfection of the Collateral Agent’s security interest, the Collateral Agent may choose the method(s) to be used. Upon the Collateral Agent’s request, Grantor will sign and deliver any writings necessary to perfect the Collateral Agent’s security interest. If any of the Collateral consists of securities for which no certificate has been issued, Grantor agrees, at the Collateral Agent’s option, either to request issuance of an appropriate certificate or to execute appropriate instructions on the Collateral Agent’s forms instructing the issuer, transfer agent, mutual fund company, or broker, as the case may be, to record on its books or records, by book-entry or otherwise, the Collateral Agent’s security interest in the Collateral. Grantor also agrees to execute any additional documents, including but not limited to, a control agreement, necessary to perfect the Collateral Agent’s security interest as the Collateral Agent may desire. Grantor hereby appoints the Collateral Agent as Grantor’s irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect, amend, or to continue the security interest granted in this Agreement or to demand termination of filings of other secured parties, subject to First Interstate Bank’s rights under the First Interstate Loan Documents.
9.	THE COLLATERAL AGENT’S EXPENDITURES. If any action or proceeding is commenced that would materially affect the Collateral Agent’s interest in the Collateral or if Grantor fails to comply with any provision of this Agreement or any Transaction Documents, including but not limited to Grantor’s failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Transaction Documents, the Collateral Agent on Grantor’s behalf may (but shall not be obligated to) take any action that the Collateral Agent deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and not otherwise permitted under this Agreement, and paying all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by the Collateral Agent for such purposes will then bear interest at the rate charged under the Notes from the date incurred or paid by the Collateral Agent to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at the Collateral Agent’s option, will (A) be payable on demand; (B) be added to the balance of the Notes and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Notes; or (C) be treated as a balloon payment which will be due and payable at the Notes’ maturity. The Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which the Collateral Agent may be entitled upon a default.
10.	LIMITATIONS ON OBLIGATIONS OF THE COLLATERAL AGENT. The Collateral Agent shall use ordinary reasonable care in the physical preservation and custody of the Collateral in the Collateral Agent’s possession, but shall have no other obligation to protect the Collateral or its value. In particular, but without limitation, the Collateral Agent shall have no responsibility for (A) any depreciation in value of the Collateral or for the collection or protection of any Income and Proceeds from the Collateral, (B) preservation of rights against parties to the Collateral or against third persons, (C) ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any of the Collateral, or (D) informing Grantor about any of the above, whether or not the Collateral Agent has or is deemed to have knowledge of such matters. Except as provided above, the Collateral Agent shall have no liability for depreciation or deterioration of the Collateral.

11.	RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs, at any time thereafter, the Collateral Agent may exercise any one or more of the following rights and remedies:
a.	Accelerate Indebtedness. Declare all Indebtedness immediately due and payable without notice of any kind to any Credit Party.

b.	Collect the Collateral. Collect any of the Collateral and, at the Collateral Agent’s option and to the extent permitted by applicable law, retain possession of the Collateral while suing on the Indebtedness.

c.	Sell the Collateral. Sell the Collateral, at the Collateral Agent’s discretion, as unit or in the parcels, at one or more public or private sales. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent shall give or mail to Grantor, and other persons as required by law, notice at least ten (10) days in advance of the time and place of any public sale, or of the time after which any private sale may be made. However, no notice need be provided to any person who, after an Event of Default occurs, enters into and authenticates an agreement waiving that person’s right to notification of sale. Grantor agrees that any requirement of reasonable notice as to Grantor is satisfied if the Collateral Agent mails notice by ordinary mail addressed to Grantor at the last address Grantor has given the Collateral Agent in writing. If a public sale is held, there shall be sufficient compliance with all requirements of notice to the public by a single publication in any newspaper of general circulation in the county where the Collateral is located, setting forth the time and place of sale and a brief description of the property to be sold. The Collateral Agent may be a purchaser at any public sale.

d.	Sell Securities. Sell any securities included in the Collateral in a manner consistent with applicable federal and state securities laws. If, because of restrictions under such laws, the Collateral Agent is unable, or believes the Collateral Agent is unable, to sell the securities in an open market transaction, Grantor agrees that the Collateral Agent will have no obligation to delay sale until the securities can be registered. Then the Collateral Agent may make a private sale to one or more persons or to a restricted group of persons, even though such sale may result in a price that is less favorable than might be obtained in an open market transaction. Such a sale will be considered commercially reasonable. If any securities held as Collateral are “restricted securities” as defined in the Rules of the Securities and Exchange Commission (such as Regulation D or Rule 144) or the rules of state securities departments under state “Blue Sky” laws, or if Grantor or any other owner of the Collateral is an affiliate of the issuer of the securities, Grantor agrees that neither Grantor, nor any member of Grantor’s family, nor any other person signing this Agreement will sell or dispose of any securities of such issuer without obtaining the Collateral Agent’s prior written consent.

e.	Rights and Remedies with Respect to Investment Property, Financial Assets and Related Collateral. In addition to other rights and remedies granted under this Agreement and under applicable law, the Collateral Agent may exercise any or all of the following rights and remedies: (1) register with any issuer or broker or other securities intermediary any of the Collateral consisting of investment property or financial assets (collectively herein, “investment property”) in the Collateral Agent’s sole name or in the name of the Collateral Agent’s broker, agent or nominee; (2) cause any issuer, broker or other securities intermediary to deliver to the Collateral Agent any of the Collateral consisting of securities, or investment property capable of being delivered; (3) enter into a control agreement or power of attorney with any issuer or securities intermediary with respect to any Collateral consisting of investment property, on such terms as the Collateral Agent may deem appropriate, in its sole discretion, including without limitation, an agreement granting to the Collateral Agent any of the rights provided hereunder without further notice to or consent by Grantor; (4) execute any such control agreement on Grantor’s behalf and in Grantor’s name, and hereby irrevocably appoints the Collateral Agent as agent and attorney-in-fact, coupled with an interest, for the purpose of executing such control agreement on Grantor’s behalf; (5) exercise any and all rights of the Collateral Agent under any such control agreement or power of attorney; (6) exercise any voting, conversion, registration, purchase, option, or other rights with respect to any Collateral; (7) collect, with or without legal action, and issue receipts concerning any notes, checks, drafts, remittances or distributions that are paid or payable with respect to any Collateral consisting of investment property. Any control agreement entered with respect to any investment property shall contain the following provisions, at the Collateral Agent’s discretion. The Collateral Agent shall be authorized to instruct the issuer, broker or other securities intermediary to take or to refrain from taking such actions with respect to the investment property as the Collateral Agent may instruct, without further notice to or consent by Grantor. Such actions may include without limitation the issuance of entitlement orders, account instructions, general trading or buy or sell orders, transfer and redemption orders, and stop loss orders. The Collateral Agent shall be further entitled to instruct the issuer, broker or securities intermediary to sell or to liquidate any investment property, or to pay the cash surrender or account termination value with respect to any and all investment property, and to deliver all such payments and liquidation proceeds to the Collateral Agent. Any such control agreement shall contain such authorizations as are necessary to place the Collateral Agent in “control” of such investment collateral, as contemplated under the provisions of the Uniform Commercial Code, and shall fully authorize the Collateral Agent to issue “entitlement orders” concerning the transfer, redemption, liquidation or disposition of investment collateral, in conformance with the provisions of the Uniform Commercial Code.
f.	Foreclosure. Maintain a judicial suit for foreclosure and sale of the Collateral.

g.	Transfer Title. Effect transfer of title upon sale of all or part of the Collateral. For this purpose, Grantor irrevocably appoints the Collateral Agent as Grantor’s attorney-in-fact to execute endorsements, assignments and instruments in the name of Grantor and each of them (if more than one) as shall be necessary or reasonable.

h.	Other Rights and Remedies. Have and exercise any or all of the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, at law, in equity, or otherwise.

i.	Application of Proceeds. Apply any cash which is part of the Collateral, or which is received from the collection or sale of the Collateral, to reimbursement of any expenses, including any costs for registration of securities, commissions incurred in connection with a sale, attorneys’ fees and court costs, whether or not there is a lawsuit and including any fees on appeal, incurred by the Collateral Agent in connection with the collection and sale of such Collateral and to the payment of the Indebtedness of Grantor to the Collateral Agent, with any excess funds to be paid to Grantor as the interests of Grantor may appear. The Credit Parties agree, to the extent permitted by law, to pay any deficiency after application of the proceeds of the Collateral to the Indebtedness.

j.	Election of Remedies. Except as may be prohibited by applicable law, all of the Collateral Agent’s rights and remedies, whether evidenced by this Agreement, the Transaction Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by the Collateral Agent to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor’s failure to perform, shall not affect the Collateral Agent’s right to declare a default and exercise its remedies.
12.	RIGHTS OF FIRST INTERSTATE BANK. Notwithstanding anything to the contrary contained herein, the rights of the Collateral Agent and the Purchasers and the obligations of Grantor as set forth herein are subject to the rights of First Interstate Bank under the First Interstate Loan Documents. To the extent that Grantor is required to deliver, endorse, or otherwise pay over or otherwise provide possession or control over any of the Collateral as provided herein, such obligations shall be subject to the rights of First Interstate Bank to such Collateral, as set forth in the First Interstate Loan Documents. Further, any representation, warranty or covenant of Grantor in this Agreement that the Collateral is not and shall not be subject to any liens, encumbrances or other restrictions shall specifically be qualified by the liens and rights of First Interstate Bank with respect to the Collateral as set forth in the First Interstate Loan Documents. The limitations and qualifications set forth in this Section 12 shall be effective solely to recognize the rights of First Interstate Bank and shall not otherwise impair the liens and security interests granted by Grantor to the Collateral Agent pursuant to this Agreement. The parties acknowledge that, to the extent that the obligations of Grantor to First Interstate Bank arising under the First Interstate Loan Documents have been satisfied and such parties have no further obligations to make loans or advances to the Borrower thereunder, the limitations and qualifications set forth in this Section 12 shall be of no further force or effect and Grantor covenants to take all such actions set forth herein and necessary to give effect to the provisions of this Agreement.

13.	MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:
a.	Amendments. This Agreement, together with any Transaction Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

b.	Attorneys’ Fees; Expenses. Grantor agrees to pay upon demand all of the Collateral Agent’s and Purchasers’ costs and expenses, including any attorneys’ fees and legal expenses, incurred in connection with the enforcement of this Agreement. The Collateral Agent and Purchasers may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include the Collateral Agent’s and Purchasers’ attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services; provided that such fees and expenses shall be limited to those of one counsel to the Collateral Agent and Purchasers collectively and, if reasonably requested by the Collateral Agent or Purchasers, one local counsel in each jurisdiction in which Collateral is located; provided further in the event of a conflict of interest between the Collateral Agent and any Purchaser or between Purchasers, Grantor shall pay all reasonable out-of-pocket fees and expenses of such additional counsel as may be necessary. Grantor also shall pay all court costs and such additional fees as may be directed by the court.
c.	Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

d.	Governing Law. This Agreement will be governed by federal law applicable to the Collateral Agent and, to the extent not preempted by federal law, the laws of the State of New York without regard to its conflicts of law provisions. This Agreement has been accepted by the Collateral Agent in the State of New York.

e.	No Waiver by the Collateral Agent. The Collateral Agent shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by the Collateral Agent. No delay or omission on the part of the Collateral Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver by the Collateral Agent of a provision of this Agreement shall not prejudice or constitute a waiver of the Collateral Agent’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by the Collateral Agent, nor any course of dealing between the Collateral Agent and Grantor, shall constitute a waiver of any of the Collateral Agent’s rights or of any of Grantor’s obligations as to any future transactions. Whenever the consent of the Collateral Agent is required under this Agreement, the granting of such consent by the Collateral Agent in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of the Collateral Agent.

f.	Notices. Any notice required to be given under this Agreement shall be given in accordance with Section 11.10 of the Note Purchase Agreement, and if to Grantor, addressed as follows:
Westmoreland Resources, Inc.
P.O. Box 449
Hardin, MT 59034
Attn: Morris W. Kegley
Telecopy Number: (719) 448-8097
with a copy to:
Westmoreland Coal Company
2 North Cascade Avenue, 14th Floor
Colorado Springs, Colorado 80903
Attn: General Counsel
Telecopy Number: (719) 448-8097
g.	Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

h.	Successors and Assigns. Subject to any limitations stated in this Agreement on transfer of Grantor’s interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Grantor, the Collateral Agent, without notice to Grantor, may deal with Grantor’s successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the Indebtedness.

i.	Time is of the Essence. Time is of the essence in the performance of this Agreement.
14.	DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:
a.	Agreement. The word “Agreement” means this Pledge Agreement, as this Pledge Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Pledge Agreement from time to time.

b.	Borrower. The word “Borrower” shall have the meaning set forth in the preamble to this Agreement.

c.	Collateral. The word “Collateral” shall have the meaning set forth in Section 1 of this Agreement.

d.	Collateral Agent. The words “Collateral Agent” shall have the meaning set forth in the preamble to this Agreement.

e.	Credit Party or Credit Parties. The words “Credit Party” or “Credit Parties” shall have the meaning set forth in the Note Purchase Agreement.

f.	Event of Default. The words “Event of Default” shall have the meaning set forth in the Note Purchase Agreement.

g.	First Interstate Loan Agreement. The words “First Interstate Loan Agreement” shall have the meaning set forth in the second paragraph of this Agreement.

h.	First Interstate Loan Documents. The words “First Interstate Loan Documents” shall have the meaning set forth in the second paragraph of this Agreement.

i.	Grantor. The word “Grantor” shall have the meaning set forth in the preamble to this Agreement.

j.	Guarantor. The word “Guarantor” shall have the meaning set forth in the preamble to this Agreement.

k.	Guaranty. The word “Guaranty” shall have the meaning set forth in the Note Purchase Agreement.

l.	Income and Proceeds. The words “Income and Proceeds” mean all present and future income, proceeds, earnings, increases, and substitutions from or for the Collateral of every kind and nature, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock splits, stock rights, regulatory dividends, subscriptions, monies, claims for money due and to become due, proceeds of any insurance on the Collateral, shares of stock of different par value or no par value issued in substitution or exchange for shares included in the Collateral, and all other property Grantor is entitled to receive on account of such Collateral, including accounts, documents, instruments, chattel paper, and general intangibles.
m.	Indebtedness. The word “Indebtedness” means the obligations and indebtedness of Borrower under the Note Purchase Agreement, the Notes and the other Transaction Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Transaction Documents.

n.	Note or Notes. The words “Note” or “Notes” means the Notes executed by Grantor in the original aggregate principal amount of $15,000,000 dated March 4, 2008, together with all increases thereto in accordance with the Note Purchase Agreement, renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the Notes or Note Purchase Agreement.

o.	Note Purchase Agreement. The words “Note Purchase Agreement” shall have the meaning set forth in the second paragraph of this Agreement.

p.	Obligor. The word “Obligor” means without limitation any and all persons obligated to pay money or to perform some other act under the Collateral.

q.	Property. The word “Property” means all of Grantor’s right, title and interest in and to all the Property as described in the “Collateral Description” section of this Agreement.

r.	Purchaser or Purchasers. The words “Purchaser” or “Purchasers” shall have the meaning set forth in the second paragraph of this Agreement.

s.	Security Agreement. The words “Security Agreement” shall have the meaning set forth in the second paragraph of this Agreement.

t.	Stock. The word “Stock” shall have the meaning set forth in Section 2 of this Agreement.

u.	Transaction Documents. The words “Transaction Documents” shall have the meaning set forth in the Note Purchase Agreement.

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     IN WITNESS WHEREOF, Grantor and Guarantor have executed this Agreement as of the day and year first above written.

GRANTOR:

WESTMORELAND COAL COMPANY

By:	/s/ Keith E. Alessi
Name: Keith E. Alessi
Title: Chief Executive Officer and President

GUARANTOR:

WESTMORELAND RESOURCES, INC.

By:	/s/ Keith E. Alessi
Name: Keith E. Alessi
Title: Chief Executive Officer
[Signature page to Pledge Agreement]

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COLLATERAL AGENT:

TONTINE CAPITAL ASSOCIATES, L.P.
as the Collateral Agent

By:	TONTINE CAPITAL ASSOCIATES GP, L.L.C.,
its general partner

	By:	/s/ Jeffrey L. Gendell
Name: Jeffrey L. Gendell
Title: Managing Member
[Signature page to Pledge Agreement]

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